UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               November 5, 1997
                       (Date of earliest event reported)

Commission File Number: 0-18201


                            EQUIVEST FINANCE, INC.
            (Exact name of Registrant as specified in its charter)

Florida                                                             59-2346270
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or organization)

2 CLINTON SQUARE, SYRACUSE, NEW YORK                                     13202
(Address of principal executive offices)                            (Zip code)

Registrant's telephone number, including area code:  (315) 422-9088
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Item 5.        Other Events

                                 PRESS RELEASE

                            Equivest Finance, Inc.
                          Announces Recapitalization


     Syracuse, New York, November 5, 1997.  Equivest Finance, Inc. (NASD-
EQUI) announced today that it has reached an agreement with the Bennett Funding Group, Inc. ("BFG"), its major shareholder, to cancel the entire net outstanding debt owing to BFG by Equivest and its subsidiary of approximately $25 million, in exchange for the issuance of common stock, $0.05 par value, of Equivest. Under the agreement, which is subject to court approval in BFG's bankruptcy proceedings, 4,645,596 shares (the "New Shares") of newly issued Equivest common stock would be exchanged for the cancellation of the approximately $25 million in debt owed to BFG.

     If approved by the Bankruptcy Court, the proposed transaction would reduce Equivest's interest expense by approximately $1.9 million per year. This reduction in expense represents an annual pre-tax savings of approximately $0.09 per share on a fully diluted basis, after giving effect to the issuance of the New Shares. Equivest's net worth would rise from $6,270,300 at September 30 to $31,240,400 after giving effect to the transaction. Book value per share would increase from $0.37 per share at September 30, 1997, to $1.43 per share after giving effect to the transaction.

     Richard C. Breeden, Chairman and CEO of Equivest, stated: "If approved by the court, this transaction will strengthen the company's balance sheet dramatically while also increasing earnings per share. This will enable the company to take advantage of future opportunities, and will benefit all shareholders."

     The proposed transaction has been ratified by the Official Committee of Unsecured Creditors of BFG, and by the independent directors of Equivest.



Contact:Ben Cesare of Shandwick USA at (212)420-8100 ext. 233
Richard C. Breeden at (315)422-9000 ext. 377


     Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.